UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          August 27, 2021

CYCLO THERAPEUTICS, INC.
(Exact name of registrant as specified in charter)

Nevada	001-39780	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32653
(Address of Principal Executive Offices)	(zip code)

386-418-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2021, the Board of Directors (the “Board”) of Cyclo Therapeutics, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Committee”), approved increases in the annual base salary and target bonuses for the Company’s executive officers, effective September 1, 2021, as set forth below:

Officer	Base Salary	Target Bonus as Percentage of Base Salary
N. Scott Fine (Chief Executive Officer)	$525,000	50%
Michael Lisjak (Chief Regulatory Officer)	$333,000	35%
Sharon Hrynkow (Chief Scientific Officer)	$323,000	35%
Joshua Fine (Chief Financial Officer)	$326,000	40%
Jeffrey Tate (Chief Operating Officer)	$300,000	35%

In addition, following the Committee’s recommendation, the Board also approved a compensation program for non-employee directors under which each such director will receive (i) an initial option to purchase 6,700 shares of the Company’ common stock, (ii) an annual option to purchase 3,350 shares of the Company’ common stock, and (iii) and the following annual compensation:

	Member	Chair
Board of Directors	$40,000	$70,000
Audit Committee	$7,500	$15,000
Compensation Committee	$5,500	$11,000
Nominating and Governance Committee	$4,000	$8,000

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc.

Date: September 1, 2021

By:	/s/ N. Scott Fine
N. Scott Fine Chief Executive Officer